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                                                                    EXHIBIT 10.2

                                              July 14, 1997

Re:    STANDBY PURCHASE COMMITMENT

McMoRan Oil & Gas Co.
1615 Poydras Street
New Orleans, LA 70112

ATTENTION: Mr. Richard C. Adkerson, Co-Chairman and Chief Executive Officer
           Mr. C. Howard Murrish, President and Chief Operating Officer

Gentlemen:

     We understand that McMoRan Oil & Gas Co. ("MOXY") intends to distribute to holders of record of shares of its Common Stock, par value $0.01 per share ("COMMON STOCK"), transferable subscription rights (the "RIGHTS") to subscribe for and purchase additional shares of Common Stock as follows (the "RIGHTS OFFERING"): The exercise price for each Right will be $3.50 per share (the "SUBSCRIPTION PRICE"). Each holder of record of shares of Common Stock on the record date for the distribution of Rights will receive approximately 2 Rights for every share of Common Stock held. Each Right will represent the right to purchase one share of Common Stock (the "BASIC SUBSCRIPTION PRIVILEGE"). Each holder of Rights (each a "HOLDER") who elects to exercise in full the Basic Subscription Privilege may also subscribe to purchase at the Subscription Price additional shares of Common Stock available as a result of unexercised Rights, if any (the "OVERSUBSCRIPTION PRIVILEGE"). 28,571,429 shares of Common Stock will be issuable upon exercise of all of the Rights. The Rights will be transferable and will expire 30 days after issuance or on such later date as may be agreed between MOXY and FRP (such initial date or any such later date, the "EXPIRATION DATE"). The Rights and the shares of Common Stock issuable upon exercise thereof will be listed on the Nasdaq National Market ("NASDAQ").

     Based on the structure of the Rights Offering described above and in consideration of the mutual representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:
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McMoRan Oil & Gas Co.                    2                        July 14, 1997



     1. STANDBY COMMITMENT. Upon the terms and subject to the conditions set forth herein, MOXY agrees to sell to FRP, and FRP agrees to purchase from MOXY (the "STANDBY COMMITMENT"), at the Subscription Price, all the shares of Common Stock issuable upon exercise of the Rights if and to the extent that such shares of Common Stock are not purchased by Holders pursuant to the exercise of the Rights, including the Oversubscription Privilege (such unpurchased shares being referred to as the "EXCESS SHARES"). Subject to Section 3 below, payment of the aggregate Subscription Price for the Excess Shares shall be made on the third business day following the Expiration Date (the "CLOSING DATE"), against delivery to FRP of certificates evidencing the shares of Common Stock purchased by it, in immediately available funds by wire transfer to an account of MOXY designated by MOXY by notice to FRP no later than one business day prior to the Closing Date.

     2. FRP PURCHASE OPTION. (a) Promptly on or after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering shall have been effected (but in no event later than the date one business day after the Expiration Date), MOXY shall deliver, or cause the Subscription Agent (as defined in the Registration Statement) to deliver, a written notice (the "STANDBY PURCHASE NOTICE") to FRP setting forth (i) the aggregate number of Rights properly exercised by Holders pursuant to the terms of the Rights Offering; (ii) the aggregate number of Excess Shares to be purchased by FRP pursuant to its Standby Commitment (the "STANDBY PURCHASE AMOUNT"); (iii) the aggregate Subscription Price therefor; and (iv) the calculation, including reasonable details thereof, of the maximum number of Additional Shares, if any, available for purchase by FRP pursuant to the FRP Purchase Option as provided in subsection (b) below.

     (b) MOXY hereby grants FRP an option (the "FRP PURCHASE OPTION") to purchase, at the Subscription Price, up to such number of shares of Common Stock, if any, (the "ADDITIONAL SHARES") as shall result in FRP's owning 30% of the aggregate outstanding shares of Common Stock immediately after giving effect to such purchase and the Standby Purchase Amount. FRP may exercise the FRP Purchase Option, in whole or in part, within one business day after receiving the Standby Purchase Notice, by delivering a written notice to MOXY setting forth the number of Additional Shares it wishes to purchase pursuant to the FRP Purchase Option. Such exercise of the FRP Purchase Option shall not thereafter be revocable by FRP. The purchase of the Additional Shares pursuant to the FRP Purchase Option shall take place on the Closing Date in the same manner as the purchase of the Excess Shares pursuant to the Standby Commitment as set forth in
Section 1 above.
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McMoRan Oil & Gas Co.                    3                        July 14, 1997



     3. STANDBY COMMITMENT FEE. As compensation to FRP for its Standby Commitment and its obligations under the Master Agreement (including but not limited to its purchase of the MCN Properties as described therein), MOXY agrees to pay to FRP on the Closing Date a standby commitment fee of $6,000,000 (the "STANDBY COMMITMENT FEE"), irrespective of the number of shares of Common Stock purchased by FRP hereunder. The Standby Commitment Fee will at FRP's option (designated no more than one business day prior to the Closing Date) be (a) credited in whole or in part against the purchase price to be paid by FRP in connection with its purchase of the Excess Shares or the Additional Shares, if any, or both hereunder or (b) payable in immediately available funds by wire transfer to an account of FRP designated by FRP.

     4. REPRESENTATIONS AND WARRANTIES OF MOXY. MOXY represents and warrants to FRP as of the date hereof and as of the Closing Date (as defined below) that:

     (a) MOXY meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will file (or, as of the Closing Date, will have filed) with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 to register the Rights and the shares of Common Stock referred to in Section 1 above (such registration statement, including the prospectus contained therein, and any amendments or supplements thereto, the "REGISTRATION STATEMENT"). The terms of the Rights Offering as disclosed in the Registration Statement are substantially as set forth in the first paragraph to this letter agreement. True and complete copies of the Registration Statement have been delivered to FRP.

     (b) At the time the Registration Statement becomes effective, (i) the Registration Statement will comply in all material respects with the requirements of the Securities Act and (ii) the Registration Statement, including the documents incorporated by reference therein, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time they were filed with the Commission and at the time the Registration Statement becomes effective, the documents incorporated by reference into the Registration Statement complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").
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McMoRan Oil & Gas Co.                    4                        July 14, 1997



     (c) The execution, delivery and performance by MOXY of this letter agreement and the consummation of the transactions contemplated hereby, including but not limited to the Rights Offering and the FRP Purchase Option,
(i) are within MOXY's corporate powers, (ii) have been authorized by all necessary corporate action on the part of MOXY other than the approval of MOXY's stockholders, and (iii) do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority on the part of MOXY other than filings under federal securities or state blue sky laws. This letter agreement constitutes a valid and binding agreement of MOXY, enforceable against it in accordance with its terms.

     (d) Since March 31, 1997, there has been no material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of MOXY.

     (e) All the shares of Common Stock to be issued to FRP pursuant to Section 1 or 2 above have been duly authorized and, when delivered against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable, and will not be subject to any pre-emptive rights.

     5. REPRESENTATIONS AND WARRANTIES OF FRP. FRP represents and warrants to MOXY as of the date hereof and as of the Closing Date that (a) the execution, delivery and performance by FRP of this letter agreement and the consummation of the transactions contemplated hereby (i) are within FRP's partnership powers,
(ii) have been authorized by all necessary partnership action on the part of FRP, and (iii) do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental body, agency, official, court or other authority on the part of FRP other than filings under the federal securities or state blue sky laws, and (b) this letter agreement constitutes a valid and binding agreement of FRP, enforceable against it in accordance with its terms.

6.   COVENANTS OF MOXY AND FRP.

     (a) Each of MOXY and FRP will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this letter agreement. MOXY and FRP shall cooperate with one another in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any
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McMoRan Oil & Gas Co.                    5                        July 14, 1997



material contracts, in connection with the consummation of the transactions contemplated by this letter agreement and in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     (b) MOXY will not extend the Expiration Date without the prior written consent of FRP.

     (c) MOXY will promptly deliver to FRP, without charge, such number of copies of the Registration Statement as FRP shall reasonably request.

     (d) MOXY will use the proceeds from the Rights Offering and from the issuance of the Additional Shares, if any, solely as set forth under the heading "Use of Proceeds" in the Registration Statement.

     7. CONDITIONS OF FRP'S OBLIGATIONS. The obligation of FRP to purchase the Excess Shares pursuant to the Standby Commitment shall be subject to the satisfaction (or waiver by FRP in its sole discretion) of the following conditions precedent:

     (a) All the conditions precedent set forth in Sections 5.1 and 5.2 of the Master Agreement shall have been satisfied.

     (b) MOXY shall have executed and delivered to FRP a Participation Agreement in connection with the MOXY/FRP Exploration Program substantially in the form of Exhibit A to the Master Agreement; and

     (c) MOXY shall have executed and delivered to FRP a Stockholder Agreement substantially in the form of Exhibit D to the Master Agreement.

     8.   INDEMNIFICATION; SURVIVAL.   (a) MOXY agrees to indemnify and hold
harmless FRP, its officers, directors, agents and affiliates and each person, if any, who controls FRP within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (collectively, "LOSSES") (i) arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by MOXY pursuant to this letter agreement or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or any other document, including but not limited to the proxy statement, filed by MOXY with the

McMoRan Oil & Gas Co.                    6                        July 14, 1997



Commission in connection with the transactions contemplated hereby and by the Registration Statement (collectively, the "SEC DOCUMENTS"), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to FRP furnished in writing to MOXY by or on behalf of FRP expressly for use therein.

     (b) FRP agrees to indemnify and hold harmless MOXY, its officers, directors, agents and affiliates and each person controlling MOXY within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from MOXY to FRP, but only with respect to (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by FRP pursuant to this letter agreement or
(ii) information relating to FRP furnished in writing to MOXY by or on behalf of FRP expressly for use in the SEC Documents.

     (c) If the foregoing indemnification is unavailable to an indemnified party in respect of any Losses, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by MOXY on the one hand and FRP on the other hand from the Rights Offering or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of MOXY and FRP in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by MOXY and FRP shall be deemed to be in the same proportion as the total net proceeds from the Rights Offering (before deducting expenses) received by MOXY shall bear to the Standby Commitment Fee received by FRP hereunder. The relative fault of MOXY and FRP shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by MOXY or FRP and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. MOXY and FRP agree that it would not be just and equitable if contribution pursuant to this subsection were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. Notwithstanding the foregoing, FRP shall not be required to contribute any amount in excess of an amount equal to the Standby Commitment Fee.

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McMoRan Oil & Gas Co.                    7                        July 14, 1997



     (d) The respective representations, warranties, indemnities, contribution agreements and other statements of each of the parties hereto shall remain operative and in full force and effect, and will survive delivery of and payment for the Excess Shares and the Additional Shares, if any, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of MOXY or FRP, (ii) the delivery of and payment for the Excess Shares and the Additional Shares, if any, hereunder and (iii) the termination of this letter agreement.

     9. TERMINATION. This letter agreement shall automatically terminate if the Master Agreement is terminated in accordance with its terms.

     10. NOTICES. All notices and other communications to be given pursuant hereto shall be in writing and be effective upon receipt and may be given by overnight courier or hand delivery and shall be given at the addresses set forth below: (a) if notice is given to MOXY, to McMoRan Oil & Gas Co., 1615 Poydras Street, New Orleans, LA 70112, Attention: Mr. Richard C. Adkerson, Co-Chairman of the Board and Chief Executive Officer, and (b) if notice is given to FRP, to Freeport-McMoRan Inc., Administrative Managing General Partner, 1615 Poydras Street, New Orleans, LA 70112, Attention: Mr. Rene L. Latiolais, President and Chief Executive Officer.

     This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof.

     This letter agreement shall constitute a binding agreement of the parties hereto with respect to the subject matter hereof. The provisions of this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that (i) MOXY may not assign or transfer any of its rights under this letter agreement and (ii) FRP may not assign or transfer its rights under this letter agreement without the prior written consent of MOXY, except that FRP may transfer or assign, in whole or from time to time in part, the right to purchase all or a portion of the Excess Shares or the Additional Shares, if any, hereunder to one or more of its subsidiaries or to Freeport-McMoRan Inc. without such prior written consent if any transferee or assignee subsidiary shall expressly assume the rights so transferred or assigned and MOXY shall be provided with an original of such instrument of assumption; provided that such transfer or assignment shall not release FRP from its obligations hereunder without MOXY's prior written consent. Neither this letter agreement nor any
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McMoRan Oil & Gas Co.                    8                        July 14, 1997



provision hereof is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder. This letter agreement shall be governed by and construed with in accordance with the laws of the State of Delaware, without regard to the conflict of law rules of such state. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

McMoRan Oil & Gas Co.                    9                        July 14, 1997




                                                Very truly yours,

                                                FREEPORT-MCMORAN RESOURCE
                                                PARTNERS, LIMITED PARTNERSHIP

                                                By: FREEPORT-MCMORAN INC.,
                                                    its Administrative Managing
                                                    General Partner



                                                By:  /s/ Rene L. Latiolais
                                                     __________________________
                                                Name:  Rene L. Latiolais
                                                Title: President and Chief
                                                       Executive Officer

Agreed and accepted
as of the date first
above written:

MCMORAN OIL & GAS CO.



By:  /s/ Richard C. Adkerson
    __________________________________
    Name:  Richard C. Adkerson
    Title: Co-Chairman of the Board
           and Chief Executive Officer